Exhibit 99.2

Overture Services, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

     The following unaudited pro forma condensed combined financial information gives effect to the acquisitions by Overture Services, Inc. (“Overture”) of the business of AltaVista Company (“AltaVista”) and the Web search unit of Fast Search and Transfer (“Fast”) using the purchase method of accounting. These pro forma statements were prepared as if the transactions had occurred on January 1, 2002 for statements of operations purposes and on March 31, 2003 for balance sheet purposes.

     The unaudited pro forma condensed combined financial information is for illustrative purposes only and reflects certain estimates and assumptions regarding the transactions as described in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based on the audited and unaudited historical financial statements of Overture, Fast and AltaVista and should be read in conjunction with those financial statements and related notes. Overture’s historical financial statements and related notes are contained in Overture’s Annual Report on Form 10-K for the year ended December 31, 2002 and Overture's Quarterly Report on Form 10-Q for the three months ended March 31, 2003 on file with the SEC. AltaVista’s and Fast’s historical audited and unaudited financial statements and related notes are included in Overture’s Current Reports on Form 8-K/A filed with the SEC on May 19, 2003. The unaudited pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transactions occurred on January 1, 2002 for the statement of operations and on March 31, 2003 for the balance sheet and should not be construed as being representative of future financial position or operating results.

     The pro forma adjustments are based on preliminary estimates and certain assumptions to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of AltaVista and Fast. The final allocation of purchase price will be determined as additional information on the fair values of AltaVista and Fast become available and will be based upon the actual net tangible assets acquired and liabilities assumed. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

     In order to be more comparable to Overture’s historical statements of operations for the twelve months ended December 31, 2002 and the three months ended March 31, 2003 and Overture’s balance sheet as of March 31, 2003, the statement of operations information for AltaVista included in the unaudited pro forma condensed combined financial information reflects the twelve and three months ended January 31, 2003 and the balance sheet information as of January 31, 2003. The statements of operations were derived from the audited statement of operations for the year ended July 31, 2002 and the unaudited statement of operations for the six months ended January 31, 2003.

     Overture intends to dispose of the AltaVista Software business unit (“AVS”). Approximately 11% of AltaVista’s revenues were derived from the activities of AVS in the 12 months ended January 31, 2003. The unaudited pro forma condensed combined financial information included herein does not include any adjustments for Overture’s intended disposition of this business.

Overture Services, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2003
(in thousands)

			Fast				AltaVista
			Pro		Pro		Pro		Pro
			Forma		Forma		Forma		Forma
	Overture	Fast	Adjustments		Balances	AltaVista	Adjustments		Combined

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$215,650	$—	$(70,627	)(a)	$145,023	$4,450	$(67,679	)(i)	$81,794
Accounts receivable, net	38,034	1,644	(140	)(b)	39,538	5,853	(1,633	)(j)	43,758
Prepaid expenses and other	19,013	199	—		19,212	2,343	—		21,555
Prepaid traffic acquisition expense	40,678	—	—		40,678	—	—		40,678

Total current assets	313,375	1,843	(70,767)		244,451	12,646	(69,312)		187,785
Property and equipment, net	62,818	3,483	(2,467	)(a)	63,834	13,174	1,394	(i)	78,402
Intangible assets, net	3,101	2,199	8,601	(a)	13,901	—	21,600	(i)	35,501
Goodwill	4,494	—	57,809	(a)	62,303	—	124,258	(i)	186,561
Restricted cash	—	—	—		—	898	(898	)(i)	—
Long-term investments	20,900	—	—		20,900	—	—		20,900
Long-term prepaid traffic acquisition expense	35,759	—	—		35,759	—	—		35,759
Other assets	14,863	—	—		14,863	494	—		15,357

Total assets	$455,310	$7,525	$(6,824)		$456,011	$27,212	$77,042		$560,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,605	$449	$(140	)(b)	$103,914	$3,885	$(1,633	)(j)	$106,166
Accrued expenses	16,879	392			17,271	13,876	3,911	(k)	35,058
Deferred revenue	16,979	—	—		16,979	3,492	(1,992	)(i)	18,479
Intercompany debt	—	—	—		—	118,360	(118,360	)(i)	—

Total current liabilities	137,463	841	(140)		138,164	139,613	(118,074)		159,703
Long-term liabilities	1,031	—	—		1,031	—	—		1,031
Stockholders’ equity:
Net investment	—	6,684	(6,684	)(c)	—	—	—		—
Preferred Stock	—	—	—		—	36	(36	)(l)	—
Common stock	6	—	—		6	1,394	(1,394	)(l)	6
Additional paid-in capital on common stock	711,889	—	—		711,889	3,393,888	(3,311,173	)(i)(l)	794,604
Deferred compensation, net	(480)	—	—		(480)	—	—		(480)
Unrealized losses on short-term and long-term investments	2,980	—	—		2,980	384	(384	)(l)	2, 980
Accumulated deficit	(397,579)	—	—		(397,579)	(3,508,103)	3,508,103	(l)	(397,579)

Total stockholders’ equity	316,816	6,684	(6,684)		316,816	(112,401)	195,116		399,531

Total liabilities and stockholders’ equity	$455,310	$7,525	$(6,824)		$456,011	$27,212	$77,042		$560,265

See accompanying notes.

Overture Services, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share amounts)

			Fast				AltaVista
			Pro Forma		Pro Forma		Pro Forma		Pro Forma
	Overture	Fast	Adjustments		Balances	AltaVista	Adjustments		Combined

Revenue	$667,730	$8,788	$(186	) (b)	$676,332	$63,862	$(15,740	)(j)	$724,454
Operating expenses:
Search Serving	32,723	8,525	(4,589	)(b)(d)	36,659	21,449	(4,902	) (m)	53,206
Traffic acquisition	384,583	—	—		384,583	—	(15,740	) (j)	368,843
Marketing, sales and services	55,245	3,248	—		58,493	36,023	(770	) (m)	93,746
General and administrative	75,618	2,351	—		77,969	17,381	(232	) (m)	95,118
Product development	19,372	1,678	—		21,050	24,117	(2,131	) (m)	43,036
Amortization of deferred compensation and intangible assets	1,753	883	555	(e)	3,191	34,435	(32,154	)(n)	5,472
Impairment of long lived assets	—	—	—		—	632	—		632
Restructuring charges	—	—	—		—	8,087	—		8,087
Loss on litigation ruling	8,700	—	—		8,700	—	—		8,700

	577,994	16,685	(4,034)		590,645	142,124	(55,929)		676,840

Income (loss) from Operations	89,736	(7,897)	3,848		85,687	(78,262)	40,189		47,614
Other income:
Interest income (expense), net	3,938	—	(1,325	) (g)	2,613	(7,647)	(1,186	) (o)	(6,220)
Impairment of long-lived assets	—	—	—		—	(704)	—		(704)
Other income	974	—	—		974	(235)	—		739

Net income (loss) before provision for income
taxes	94,648	(7,897)	2,523		89,274	(86,848)	39,003		41,429
Provision for income taxes	21,501	—	(1,714	) (h)	19,787	(4)	(17,206	) (p)	2,577

Net income (loss)	$73,147	$(7,897)	$4,237		$69,487	$(86,844)	$56,209		$38,852

Net income per share
Basic	$1.27				$1.20				$0.63
Diluted	$1.23				$1.17				$0.61
Weighted average shares
Basic	57,674				57,674		4,275	(q)	61,949	(q)
Diluted	59,603				59,603		4,275	(q)	63,878	(q)

See accompanying notes.

Overture Services, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2003
(in thousands, except per share amounts)

			Fast				AltaVista
			Pro Forma		Pro Forma		Pro Forma		Pro Forma
	Overture	Fast	Adjustments		Balances	AltaVista	Adjustments		Combined

Revenue	$224,725	$2,315	$(287	) (b)	$226,753	$14,988	$(4,750	) (j)	$236,991
Operating expenses:
Search Serving	12,968	1,510	(796	) (b)(f)	13,682	4,725	(404	) (r)	18,003
Traffic acquisition	144,025	—	—		144,025	—	(4,750	) (j)	139,275
Marketing, sales and services	17,800	679	—		18,479	6,555	(90	) (r)	24,944
General and administrative	24,071	607	—		24,678	2,459	(47	) (r)	27,090
Product development	7,789	325	—		8,114	4,986	(239	) (r)	12,861
Amortization of deferred compensation and intangible assets	700	136	286	(e)	1,122	—	1,094	(s)	2,216
Impairment of long lived assets	—	—	—		—	—	—		—
Restructuring charges	—	—	—		—	(55)	—		(55)
Loss on litigation ruling	(3,941)	—	—		(3,941)	—	—		(3,941)

	203,412	3,257	(510)		206,159	18,670	(4,436)		220,393

Income (loss) from Operations	21,313	(942)	223		20,594	(3,682)	(314)		16,598
Other income:
Interest income (expense), net	860	—	(331	) (g)	529	(2,006)	(297	) (o)	(1,774)
Impairment of long-lived assets	—	—	—		—	—	—		—
Other income	(36)	—	—		(36)	70	—		34

Net income (loss) before provision for income
taxes	22,137	(942)	(108)		21,087	(5,618)	(611)		14,858
Provision for income taxes	11,000	—	(283	) (h)	10,717	—	(1,850	) (p)	8,867

Net income (loss)	$11,137	$(942)	$175		$10,370	$(5,618)	$1,239		$5,991

Net income per share
Basic	$0.19				$0.17				$0.09
Diluted	$0.18				$0.17				$0.09
Weighted average shares
Basic	59,308				59,308		4,275	(q)	63,583 (q)
Diluted	60,495				60,495		4,275	(q)	64,770 (q)

See accompanying notes.

Overture Services, Inc.
Notes To Unaudited Pro Forma Condensed
Combined Financial Information

Note 1 – Pro forma adjustments and assumptions

     On April 21, 2003, Overture completed its purchase of the Web search unit of Fast Search & Transfer (“Fast”), a Norway based developer of search and real-time filtering technologies. In the transaction, Overture acquired Fast for approximately $70 million in cash, as well as a contingent performance-based cash incentive payment of up to $30 million over three years.

     On April 25, 2003, Overture completed its purchase of the business of AltaVista Company (“AltaVista”), a developer and provider of Web search technologies. In the transaction, Overture acquired the business of AltaVista for approximately $60 million in cash and 4,274,670 shares of Overture common stock.

     Certain reclassifications have been made to conform Fast’s and AltaVista’s historical balance sheet and income statement information previously reported to Overture’s financial statement presentation.

     Pro forma adjustments giving effect to the acquisition of Fast in the unaudited pro forma condensed combined balance sheet as of March 31, 2003 and the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2002 and the three months ended March 31, 2003, reflect the following:

(a) The purchase price reflects the cash paid to Fast and the estimated direct expenses of the transaction. The purchase price excludes contingent payments of up to $30 million over three years or up to $2.5 million per quarter.

Estimated purchase price (in thousands) :
Cash	$70,000
Estimated acquisition expenses	627

Total estimated purchase price	$70,627

     The following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of Fast.

Purchase price allocation (in thousands):
Fair value of net tangible assets	$2,018
Technology and patents	4,600
Customer contracts	6,200
Goodwill	57,809

Net assets acquired	$70,627

     The allocation of the purchase price is preliminary due to the recent timing of the acquisition and is subject to more detailed analysis of intangible assets expected to be performed during the second quarter of 2003. Management valued the identifiable intangible assets acquired based on a preliminary valuation performed with the assistance of an independent appraiser. Identifiable intangible assets consist of technology and patents of $4.6 million to be amortized over six (6) years on a proportional method based on cash flows and customer contracts of $6.2 million to be amortized over four (4) years on a proportional method based on cash flows. The value of fixed assets is estimated to be $1.0 million to be depreciated on a straight-line basis over eighteen (18) months. The remaining net tangible assets were valued at their respective carrying amounts that management believes approximate their current fair values.

     (b)  To eliminate approximately $0.2 million and $0.3 million of search serving costs paid to Fast, and the related revenue recognized by Fast, for the twelve months ended December 31, 2002 and three months ended March 31, 2003, respectively. The related accounts payable and accounts receivable eliminated is $0.1 million.

     (c)  To eliminate Fast’s historical net investment.

     (d)  To eliminate the historical depreciation of Fast’s fixed assets of $5.1 million and to record depreciation expense of $0.7 million based on the fair market value of the fixed assets acquired.

     (e)  To record amortization expense of $0.6 million and $0.3 million based on the fair market value of the intangible assets acquired for the twelve months ended December 31, 2002 and three months ended March 31, 2003, respectively. The difference in amortization expense for the next five years using the proportional method based on cash flows compared to the straight-line method results in approximately $(1.1) million, $1.2 million, $2.2 million, $(0.3) million and $(0.3) million of additional amortization.

     (f)  To eliminate the historical depreciation of Fast’s fixed assets of $0.7 million and to record depreciation expense of $0.2 million based on the fair market value of the fixed assets acquired.

     (g)  To adjust interest income to reflect a reduction in cash from the acquisitions, which would not have been earned during the period.

     (h)  To adjust the provision (benefit) for taxes to reflect the impact of Fast’s net loss and the related pro forma adjustments based on the applicable statutory rates.

     Pro forma adjustments giving effect to the acquisition of AltaVista in the unaudited pro forma condensed combined balance sheet as of March 31, 2003 and the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2002 and the three months ended March 31, 2003, reflect the following:

     (i)  The purchase price reflects the cash paid to AltaVista and the value of Overture common stock issued based on the average stock price for the 2 days before and after the measurement date of February 19, 2003 when the number of shares to be issued was fixed and determinable.

Estimated purchase price (in thousands):
Cash	$60,000
Stock issued	82,715
Estimated acquisition expenses	3,229

Total estimated purchase price	$145,944

     The following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of AltaVista . No cash or debt was acquired in the acquisition.

Purchase price allocation (in thousands):
Fair value of net tangible assets (liabilities)	$86
Technology and patents	11,100
Trademarks	4,300
Customer contracts	6,200
Goodwill	124,258

Net assets acquired	$145,944

     The allocation of the purchase price is preliminary due to the recent timing of the acquisition and is subject to more detailed analysis of intangible assets expected to be performed during the second quarter of 2003. Management valued the identifiable intangible assets acquired based on a preliminary valuation performed with the assistance of an independent appraiser. Identifiable intangible assets consist of technology and patents of $11.1 million to be amortized over six (6) years on a proportional method based on cash flows, trademarks of $4.3 million to be amortized over six (6) years on a proportional method based on cash flows customer contracts of $6.2 million to be amortized over four (4) years on a proportional method based on cash flows. The value of fixed assets is estimated to be $14.6 million to be depreciated on a straight-line basis over eighteen (18) months. The remaining net tangible assets were valued at their respective carrying amounts that management believes approximate their current fair values.

     (j) To eliminate approximately $15.7 million and $4.8 million of traffic acquisition costs paid to AltaVista, and the related revenue recognized by AltaVista, for the twelve months ended December 31, 2002 and the three months ended March 31, 2003, respectively. The related accounts payable and accounts receivable of $1.6 million is also eliminated.

     (k)  Net tangible assets (liabilities) include liabilities of restructuring costs of $6.8 million to be incurred by Overture directly related to the acquisition less historical restructuring accruals of $2.9 million.

     (l)  To eliminate of AltaVista’s stockholders’ equity, including convertible redeemable preferred stock, convertible preferred stock and deferred compensation

     (m)  To eliminate the historical depreciation of AltaVista’s fixed assets of $17.7 million and to record depreciation expense of $9.7 million based on the fair market value of the fixed assets acquired

     (n)  To eliminate the historical amortization of intangible assets of $34.4 million and to record amortization expense of $2.2 million based on the fair market value of the intangible assets acquired. The eliminated amortization pertained to goodwill as AltaVista was not required to adopt Statement of Financial Accounting Standard No. 142, “Goodwill and Intangible Assets” during the periods presented. The difference in amortization expense for the next five years using the proportional method based on cash flows compared to the straight-line method results in approximately $0.3 million, $3.6 million, $0.5 million, $(0.8) million and $(1.8) million of additional amortization.

     (o)  To adjust interest income to reflect a reduction in cash from the acquisitions, which would not have been earned during the period.

     (p)  To adjust the provision (benefit) for taxes to reflect the impact of AltaVista’s net loss and the related pro forma adjustments based on the applicable statutory rates.

     (q)  Shares used to calculate unaudited pro forma condensed combined net income per basic and diluted share were computed using Overture’s weighted average shares outstanding during the period and new shares issued to AltaVista as consideration for the acquisition.

     (r)  To eliminate the historical depreciation of AltaVista’s fixed assets of $3.2 million and to record depreciation expense of $2.4 million based on the fair market value of the fixed assets acquired

     (s)  To record amortization expense of $1.1 million based on the fair market value of the intangible assets.